Exhibit 10.1

Redactions with respect to certain portions hereof denoted with “***”

AMENDMENT OF LICENSE AGREEMENT

This Amendment of License Agreement (this “Amendment”) is made as of January 22, 2021 (the “Amendment Effective Date”), by and between The Wistar Institute of Anatomy and Biology, a nonprofit corporation organized and existing under the laws of the Commonwealth of Pennsylvania located at 3601 Spruce Street, Philadelphia, Pennsylvania 19104 (“Wistar”), and Certainty Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware with principal offices located at 3150 Almaden Expressway, Suite 250, San Jose, California 95118 (“Company”).

RECITALS

A. Reference is made to that certain License Agreement dated November 13, 2017 by and between Wistar and Company (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given in the Agreement.

B. Wistar and Company desire to enter into this Amendment for purposes of amending the Agreement as set forth herein.

Now, therefore, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of the Agreement.

(a) Section 1.53 of the Agreement is hereby amended to include the following new sentence at the end of such section:

“Notwithstanding anything to the contrary in this Agreement, the engagement by Company, at any time on or after the Effective Date, of a third party (including Roswell Cancer Center, H. Lee Moffitt Cancer Center or third parties working under the direct supervision of H. Lee Moffitt Cancer Center and/or Company) that authorizes such third party to practice under the Licensed Patents or use Licensed Technical Information solely to perform research or development or other activities for or on behalf of Company on a fee-for-service basis (and without payment to Company of any consideration in the form described under the definition of Non-Royalty Sublicensing Income) shall not be deemed to be a Sublicense for purposes of this Agreement.”

(b) Section 4.2.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

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(c) Section 4.2.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

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2. Miscellaneous.

(a) Except as expressly amended herein, the Agreement shall remain in full force and effect.

(b) This Amendment shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law principles.

(c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Counterpart signatures delivered via facsimile or e-mail in PDF or similar electronic format shall have the same binding effect as original signatures.

(The remainder of this page is intentionally left blank. The signature page follows.)

In witness whereof, the parties hereto have duly executed this Amendment as of the Amendment Effective Date.

THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY		CERTAINTY THERAPEUTICS, INC.

By:	/s/ Heather Steinman	By:	/s/ Amit Kumar
Name:	Heather Steinman	Name:	Amit Kumar
Title:	Vice President for Business	Title:	CEO
	Development & Executive Director,	Date:	1/22/21
Technology Transfer
Date:	01/22/2021

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